UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – March 6, 2018

Chubb Limited

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

Telephone: +41 (0)43 456 76 00

(Address of principal executive offices)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On March 1, 2018, Chubb INA Holdings Inc. agreed to sell in a public offering €900,000,000 of 1.550% Senior Notes due 2028 and €900,000,000 of 2.500% Senior Notes due 2038. The notes will be fully and unconditionally guaranteed by Chubb Limited.

Attached as Exhibits 1.1 and 1.2 are copies of the underwriting agreement and terms agreement relating to such public offering. Attached as Exhibits 4.1, 4.2 and 4.3 are the form of officer’s certificate establishing the notes and the forms of the notes. Attached as Exhibits 5.1 and 5.2 are certain opinions related to the notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Number	Description	Method of Filing

1.1	Underwriting Agreement, dated as of March 1, 2018, from Chubb INA Holdings Inc. and Chubb Limited to the underwriters named in the related terms agreement	Filed herewith

1.2	Terms Agreement, dated as of March 1, 2018 among Chubb INA Holdings Inc., Chubb Limited, Merrill Lynch International, Barclays Bank PLC, Deutsche Bank AG, London Branch, MUFG Securities EMEA plc, Wells Fargo Securities International Limited, ANZ Securities, Inc., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Limited, Credit Suisse Securities (Europe) Limited, DBS Bank Ltd., HSBC Bank plc, ING Bank N.V., Belgian Branch, J.P. Morgan Securities plc, RBC Europe Limited, Scotiabank Europe plc and Standard Chartered Bank	Filed herewith

4.1	Form of Officer’s Certificate related to the 1.550% Senior Notes due 2028 and 2.500% Senior Notes due 2038	Filed herewith

4.2	Form of Global Note for the 1.550% Senior Notes due 2028	Filed herewith

4.3	Form of Global Note for the 2.500% Senior Notes due 2038	Filed herewith

5.1	Opinion of Bär & Karrer AG	Filed herewith

5.2	Opinion of Mayer Brown LLP	Filed herewith

23.1	Consent of Bär & Karrer AG	Included in Exhibit 5.1

23.2	Consent of Mayer Brown LLP	Included in Exhibit 5.2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chubb Limited

By:	/s/ Joseph F. Wayland
Joseph F. Wayland
Executive Vice President, General Counsel & Secretary

DATE: March 6, 2018